Exhibit 99.1

National CineMedia, Inc. Reports Results for
Fiscal First Quarter 2019

Announces Quarterly Cash Dividend of $0.17 per Share
Reaffirms Full Year 2019 Outlook

Centennial, CO - May 6, 2019 - National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 48.6% of National CineMedia, LLC (NCM LLC), the operator of the largest cinema advertising network reaching movie audiences in North America, announced today consolidated results for the fiscal first quarter.

Total revenue for the first quarter ended March 28, 2019 decreased 4.1% to $76.9 million from $80.2 million for the comparable quarter last year. Operating income decreased 0.9% to $10.9 million for the first quarter of 2019 from $11.0 million for the first quarter of 2018. Lower than expected network attendance prevented the Company from fully recognizing the healthy first quarter customer demand and placing more of the year-end make-good balance, resulting in lower revenue and an unseasonably high make-good balance as of March 28, 2019. Adjusted OIBDA decreased 5.2% to $22.1 million for the first quarter of 2019 from $23.3 million for the first quarter of 2018. Net loss for the first quarter of 2019 was $1.1 million, or net loss of $0.01 per diluted share, compared to net loss of $1.9 million, or net loss of $0.03 per diluted share, for the first quarter of 2018. As adjusted to exclude CEO transition-related costs, net loss per share for the first quarter of 2019 would have remained $0.01 and net loss per share for the first quarter of 2018 would have remained $0.03. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurement. Additionally, during the first quarter of 2019, the Company re-purchased an additional $5.0 million of our senior unsecured notes due in 2026. The re-purchase is expected to result in interest savings to maturity of approximately $2.1 million.

The Company announced today that its Board of Directors has authorized the Company’s regular quarterly cash dividend of $0.17 per share of common stock. The dividend will be paid on May 31, 2019 to stockholders of record on May 16, 2019. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors consistent with the Company’s intention to distribute over time a substantial portion of its free cash flow. The declaration, payment, timing and amount of any future dividends payable will be at the sole discretion of the Board of Directors who will take into account general economic and advertising market business conditions, the Company’s financial condition, available cash, current and anticipated cash needs, and any other factors that the Board of Directors considers relevant.

Commenting on the Company’s first quarter of 2019 operating results and 2019 positioning, NCM President and Interim CEO Cliff Marks said, “I remain very optimistic about NCM’s business. Demand from national advertisers remains strong, and the excitement around the movie slate for the rest of the year is amazing. As Digital becomes increasingly cluttered and concerns over privacy spread and TV audiences increasingly age up while ratings continue to decline, cinema continues to be a haven for advertisers looking to supplement their reach and target valuable young cord-cutters with a passion for entertainment, brands, and the full movie experience.”
2019 Outlook
For the full year 2019, the Company reaffirms its outlook of total revenue to be up 1.9% to 5.3% and Adjusted OIBDA to be up 0.8% to 5.6% from the full year 2018. The Company expects total revenue in the range of $450.0 million to $465.0 million for the full year 2019, compared to total revenue for the full year 2018 of $441.4 million and Adjusted OIBDA in the range of $207.0 million to $217.0 million for the full year 2019 compared to Adjusted OIBDA for the full year 2018 of $205.4 million. During 2019, the Company expects to record approximately $21.0 million to $23.0 million in integration and other encumbered theater payments from Cinemark and AMC associated with the Rave Theatres and Carmike Theatres acquisitions, which are recorded as a reduction of an intangible asset.
Supplemental Information
Integration and other encumbered theater payments due from Cinemark and AMC associated primarily with Rave Theaters and Carmike Theaters for the quarters ended March 28, 2019 and March 29, 2018 were $2.5 million and $2.2 million respectively. These payments were recorded as a reduction of an intangible asset.
Conference Call
The Company will host a conference call and audio webcast with investors, analysts and other interested parties May 6, 2019 at 5:00 P.M. Eastern Time. The live call can be accessed by dialing 1-877-407-9716 or for international participants 1-201-493-6779. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.
The replay of the conference call will be available until midnight Eastern Time, May 20, 2019, by dialing 1-844-512-2921 or for international participants 1-412-317-6671, and entering conference ID 13690041.
About National CineMedia, Inc.
National CineMedia (NCM) is America’s Movie Network. As the #1 Millennial weekend network in the U.S., NCM is the connector between brands and movie audiences. According to Nielsen, more than 750 million moviegoers annually attend theaters that are currently under contract to present NCM’s Noovie pre-show in 58 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC, LON: CINE). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 20,900 screens in over 1,700 theaters in 187 Designated Market Areas® (all of the top 50). NCM Digital goes beyond the big screen, extending in-theater campaigns into online and mobile marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns a 48.6% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com.
Forward-Looking Statements
This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements providing guidance and projections for the full year 2019. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie pre-show; 2) increased competition for advertising expenditures; 3) changes to relationships with NCM LLC’s founding members; 4) inability to implement or achieve new revenue opportunities; 5) technological changes and innovations; 6) economic conditions, including the level of expenditures on cinema advertising; 7) our ability to renew or replace expiring advertising and content contracts; 8) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 9) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; 10) fluctuations in operating costs; and 11) changes in interest rates. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 27, 2018, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT:	MEDIA CONTACT:
Ted Watson	Amy Jane Finnerty
800-844-0935	212-931-8117
investors@ncm.com	amy.finnerty@ncm.com

NATIONAL CINEMEDIA, INC.
Condensed Consolidated Statements of Income
Unaudited
($ in millions, except per share data)

	Quarter Ended
	March 28, 2019	March 29, 2018
Revenue	$76.9	$80.2
OPERATING EXPENSES:
Advertising operating costs	7.3	7.0
Network costs	3.5	3.5
Theater access fees-founding members	19.1	20.6
Selling and marketing costs	15.2	16.0
Administrative and other costs	10.7	12.6
Depreciation expense	3.3	2.8
Amortization expense (1)	—	6.7
Amortization of intangibles recorded for network theater screen leases (1)	6.9	—
Total	66.0	69.2
OPERATING INCOME	10.9	11.0
NON-OPERATING EXPENSES:
Interest on borrowings	14.4	13.8
Interest income	(0.5)	(0.2)
Gain on early retirement of debt, net	(0.3)	—
Loss (gain) on re-measurement of the payable to founding members under the tax receivable agreement	0.7	(0.1)
Other non-operating income	(0.2)	—
Total	14.1	13.5
LOSS BEFORE INCOME TAXES	(3.2)	(2.5)
Income tax (benefit) expense	(0.6)	1.0
CONSOLIDATED NET LOSS	(2.6)	(3.5)
Less: Net loss attributable to noncontrolling interests	(1.5)	(1.6)
NET LOSS ATTRIBUTABLE TO NCM, INC.	$(1.1)	$(1.9)

NET LOSS PER NCM, INC. COMMON SHARE:
Basic	$(0.01)	$(0.03)
Diluted	$(0.01)	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	77,179,777	76,640,414
Diluted	77,179,777	76,640,414

Dividends declared per common share	$0.17	$0.17

(1)
Following the adoption of ASC 842 - Leases, amortization of intangible assets related to the common unit adjustments and upfront payments from affiliates for network screens are considered a form of lease expense and have been reclassified to this account as of the adoption date, December 28, 2018. The Company adopted ASC 842 prospectively and thus, prior period balances remain within amortization expense.

NATIONAL CINEMEDIA, INC.
Selected Condensed Balance Sheet Data
Unaudited ($ in millions)

	As of
	March 28, 2019	December 27, 2018
Cash, cash equivalents and marketable securities	$82.4	$75.6
Receivables, net	105.6	149.9
Property and equipment, net	32.2	33.6
Total assets	1,117.9	1,141.8
Borrowings, gross	935.7	931.4
Total equity/(deficit)	(104.7)	(89.2)
Total liabilities and equity	1,117.9	1,141.8

NATIONAL CINEMEDIA, INC.
Operating Data
Unaudited

	Quarter Ended
	March 28, 2019	March 29, 2018
Total Screens (100% Digital) at Period End (1)(6)	20,944	20,802
Founding Member Screens at Period End (2)(6)	16,715	16,787
DCN (Digital Content Network) Screens at Period End (3)(6)	20,536	20,416

	Quarter Ended
(in millions)	March 28, 2019	March 29, 2018
Total Attendance for Period (4)(6)	148.7	177.0
Founding Member Attendance for Period (5)(6)	123.8	147.0
Capital Expenditures and Other Investments (7)	$2.8	$3.5

(1)	Represents the total screens within NCM LLC’s advertising network.
(2)	Represents the total founding member screens.
(3)	Represents the total number of screens that are connected to the Digital Content Network.
(4)	Represents the total attendance within NCM LLC’s advertising network.
(5)	Represents the total attendance within NCM LLC’s advertising network in theaters operated by the founding members.
(6)	Excludes screens and attendance associated with certain AMC Carmike, AMC Rave and Cinemark Rave theaters for all periods presented.
(7)	Includes certain other implementation costs associated with Cloud Computing Arrangements.

NATIONAL CINEMEDIA, INC.
Operating Data
Unaudited
(In millions, except advertising revenue per attendee, margin and per share data)

	Quarter Ended
	March 28, 2019	March 29, 2018
Revenue breakout:
National advertising revenue	$54.0	$54.8
Local advertising revenue	12.8	13.5
Regional advertising revenue	3.4	3.9
Total advertising revenue (excluding beverage)	$70.2	$72.2

Total revenue	$76.9	$80.2

Per attendee data:
National advertising revenue per attendee	$0.363	$0.310
Local advertising revenue per attendee	$0.086	$0.076
Regional advertising revenue per attendee	$0.023	$0.022
Total advertising revenue (excluding beverage) per attendee	$0.472	$0.408
Total revenue per attendee	$0.517	$0.453
Total attendance (1)	$148.7	$177.0

Other operating data:
Operating income	$10.9	$11.0
Adjusted OIBDA (2)	$22.1	$23.3
Adjusted OIBDA margin (2)	28.8%	29.1%

Loss per share - basic	$(0.01)	$(0.03)
Loss per share - diluted	$(0.01)	$(0.03)

Adjusted loss per share - diluted (2)	$(0.01)	$(0.03)

(1)
Represents the total attendance within NCM LLC’s advertising network. Excludes screens and attendance associated with certain AMC Carmike, AMC Rave and Cinemark Rave theaters for all periods presented.

(2)	Adjusted OIBDA and Adjusted OIBDA margin and adjusted loss per share are not financial measures calculated in accordance with GAAP in the United States. See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, INC.
Non-GAAP Reconciliations
Unaudited
Adjusted OIBDA and Adjusted OIBDA Margin
Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States. Adjusted OIBDA represents operating income before depreciation and amortization expense adjusted to also exclude amortization of intangibles recorded for network theater screen leases, non-cash share based compensation costs and Chief Executive Officer transition costs. Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. Our management uses these non-GAAP financial measures to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, amortization of intangibles recorded for network theater screen leases, non-cash share based compensation programs, CEO turnover, interest rates, debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s amortization of intangibles recorded for network theater screen leases, share based payment costs, costs associated with the resignation of the Company’s former Chief Executive Officer or early lease termination expense. Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as an indicator of operating performance, nor should it be considered in isolation of, or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in the Company’s debt agreement.
The following tables reconcile operating income to Adjusted OIBDA for the periods presented (dollars in millions):

	Quarter Ended
	March 28, 2019	March 29, 2018
Operating income	$10.9	$11.0
Depreciation expense	3.3	2.8
Amortization expense (1)	—	6.7
Amortization of intangibles recorded for network theater screen leases (1)	6.9	—
Share-based compensation costs (2)	0.8	2.8
CEO transition costs (3)	0.2	—
Adjusted OIBDA	$22.1	$23.3
Total revenue	$76.9	$80.2
Adjusted OIBDA margin	28.8%	29.1%

Adjusted OIBDA	$22.1	$23.3
Carmike and Rave Theaters integration and other encumbered theater payments	2.5	2.2
Adjusted OIBDA after integration and other encumbered theater payments	$24.6	$25.5

(1)
Following the adoption of ASC 842 - Leases, amortization of intangible assets related to the common unit adjustments and upfront payments from affiliates for network screens are considered a form of lease expense and have been reclassified to this account as of the adoption date, December 28, 2018. The Company adopted ASC 842 prospectively and thus, prior period balances remain within amortization expense.

(2)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial tables as shown in the following table (dollars in millions).

	Quarter Ended
	March 28, 2019	March 29, 2018
Share-based compensation costs included in network costs	$0.1	$0.2
Share-based compensation costs included in selling and marketing costs	0.3	1.0
Share-based compensation costs included in administrative and other costs	0.4	1.6
Total share-based compensation costs	$0.8	$2.8

(3)	Chief Executive Officer transition costs represent costs associated with the search for a new Company CEO and are included in administrative expense in the accompanying financial tables.

Outlook (in millions)

Year Ending December 26, 2019
NCM, Inc.
	Low	High
Operating income	$163.5	$168.0
Depreciation expense	12.0	14.0
Amortization of intangibles recorded for network theater screen leases	26.0	28.0
Share-based compensation costs (1)	5.0	6.0
CEO transition costs (2)	0.5	1.0
Adjusted OIBDA	$207.0	$217.0
Total revenue	$450.0	$465.0

(1)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial tables.
(2)	Chief Executive Officer transition costs represent costs associated with the search for a new Company CEO and are included in administrative expense in the accompanying financial tables.

Adjusted Net Loss and Loss per Share
Adjusted net loss and loss per share are not financial measures calculated in accordance with GAAP in the United States. Adjusted net loss and loss per share are calculated using reported net loss and loss per share and exclude CEO transition-related costs. Our management uses these non-GAAP financial measures as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Adjusted net loss should not be regarded as an alternative to net loss and should not be regarded as an alternative to loss per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net loss and loss per share are the most directly comparable

GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.
The following table reconciles net loss and loss per share to adjusted net loss and loss per share excluding the CEO transition-related costs for the periods presented (dollars in millions):

	Quarter Ended
	March 28, 2019	March 29, 2018
Net loss as reported	$(1.1)	$(1.9)
CEO transition costs (1)	0.2	—
Effect of noncontrolling interests (51.4% and 51.2%, respectively)	(0.1)	—
Effect of provision for income taxes (34.4% and 88.0%, respectively) (2)	—	—
Net effect of adjusting items	$0.1	$—
Diluted net loss excluding adjusting items	$(1.0)	$(1.9)

Weighted Average Shares Outstanding as reported
Diluted	77,179,777	76,640,414

Diluted loss per share as reported	$(0.01)	$(0.03)
Net effect of adjusting items	—	—
Diluted loss per share excluding adjusting items	$(0.01)	$(0.03)

(1)	Chief Executive Officer transition costs represent costs associated with the search for a new Company CEO and are included in administrative expense in the accompanying financial tables.
(2)	The rates utilized to tax effect the adjusting items represent the effective tax rates for the respective periods.